Contact:

Jody Kent
Vice President, Communications and Public Affairs
Universal Technical Institute, Inc.
(623) 445-0872

Universal Technical Institute Implements Financial Improvement Plan
To Deliver $25 to $30 Million in Annualized Savings in 2017;
Reaffirms 2016 Fiscal Year Outlook

SCOTTSDALE, ARIZ. - September 26, 2016 - Universal Technical Institute, Inc. (NYSE: UTI), the nation’s leading provider of transportation technician training, today announced a Financial Improvement Plan with the goal of generating operating income and improved levels of EBITDA in 2017.

The Company expects the Plan to better align its corporate structure with its current student population, while better positioning UTI for success and future growth. As a part of the Plan, the Company will flatten the organization, streamline its business processes and implement cost-saving initiatives, without compromising the quality of education and service it provides to students and industry customers. UTI expects the Plan to deliver $25 to $30 million in annualized cost savings coming from a reduction in our workforce consisting primarily of corporate positions, changes to our marketing strategy and admissions structure as previously disclosed and a number of process improvement initiatives. In addition, it expects to record a severance charge of approximately $4 million in the fiscal quarter ending September 30, 2016.

“Ultimately, this Plan is about enabling investment in UTI’s strengths - our students, our industry partners that hire them, and our dedicated employees who serve them.  Continued challenges in the operating environment have prompted us to reevaluate how we maintain high quality education and strong student outcomes, while returning UTI to profitability and growth. This Plan is intended to drive value for all of the stakeholders in UTI, and in combination with our recently announced financing, we have the financial stability and organizational alignment to be opportunistic in the current environment and position UTI for success,” said Kim McWaters, UTI’s Chairman and Chief Executive Officer.

As part of the Plan, Eugene Putnam, UTI's President and Chief Financial Officer will leave UTI, effective November 30, 2016. To ensure a seamless transition, Mr. Putnam will continue to support the Company through the 2016 fiscal year-end financial reporting cycle. Bryce Peterson, UTI's Senior Vice President of Information Technology, has been promoted to Chief Financial Officer, effective immediately. Mr. Peterson has served the company in a senior leadership capacity since 2011 and was previously identified as a successor for the company’s CFO. Mr. Peterson is a certified public accountant and brings valuable experience as an auditor at KPMG and as the former Vice President of Internal Audit at UTI. Kim McWaters, UTI’s Chairman and Chief Executive Officer, will assume the President’s role and title.

In addition, Chad Freed, the Company’s Executive Vice President and General Counsel, is returning to private practice with a law firm in Phoenix where he will continue to manage the Company’s legal needs as its outside General Counsel. Mr. Freed’s direct employment with UTI will end November 30, 2016.

“I want to thank those leaving the Company for their significant contributions to UTI,” said Kim McWaters. “In particular, I want to recognize Eugene and Chad, not only for their dedication and service to UTI, but also for their willingness to assist the Company as we move through this transition to become a leaner organization. They are true professionals and I greatly appreciate their important contributions to UTI,” McWaters concluded.

2016 Outlook
UTI also confirmed the guidance it provided as part of its third quarter earnings announcement. For the year ending September 30, 2016, it expects new student starts and average student population to be down in the low double digits as a percentage compared to the prior year. It expects revenue to decline by 6-7% leading to minimal levels of EBITDA excluding severance charges. Capital expenditures for the full year are expected to be in the range of $8.0 to $9.0 million.

Conference Call
UTI will host a conference call at 8:30 a.m. Eastern Daylight Time on Tuesday, September 27th, 2016 to discuss the Financial Improvement Plan.  The conference call will feature Chairman of the Board, Chief Executive Officer and President Kim McWaters and Bryce Peterson, Chief Financial Officer. To listen to the live call, investors are invited to dial (412) 317-6790 or (844) 881-0138.  A live webcast of the call will be available via the Universal Technical Institute investor relations website at http://uti.investorroom.com/. Please go to the website at least 15 minutes early to register, download and install any necessary audio software.  The conference call will also be archived for 60 days at http://uti.investorroom.com/ or the replay can be accessed through October 12, 2016 by dialing 412-317-0088 or 877-344-7529 and entering passcode 10093422.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and help to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 200,000 graduates in its 51-year history, UTI offers undergraduate degree and diploma programs at 12 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

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